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                                                                    EXHIBIT 10.8

                                 BOSTON EDISON
                               Executive Offices
                              800 Boylston Street
                          Boston, Massachusetts 02199


Stephen J. Sweeney
Chairman, President and
Chief Executive Officer


                                                                  April 30, 1987

Mr. Ronald A. Ledgett
Rural Route #1
Box 7A
Crockett Neck Road
Kittery Point, Maine  03905

Dear Mr. Ledgett:

Boston Edison is pleased to extend an offer of employment to you as Assistant to the Senior Vice President - Nuclear commencing May 1, 1987, at a monthly salary of $8,333.34, which, when annualized, equals $100,000.08. The position grade is established at grade 89. In addition, the Executive Personnel Committee of the Board of Directors has voted you to membership in the Senior Management Incentive Compensation Plan at the non-officer level. Please be advised, however, that on April 2, 1987, I suspended the Plan for the Plan Years 1987 and 1988.

The Company provides extensive benefits which are described in our benefits handbook, a copy of which is enclosed. In addition, you will be provided with a Company car (with a telephone), four weeks of vacation and the option to defer both salary and any incentive award granted you by the Executive Personnel Committee in whatever proportion you elect, as part of the deferred compensation plan.

Boston Edison maintains a qualified pension plan under which benefits are paid based upon a formula which takes into consideration the average of the best three of the last ten years of your final base pay and years of Boston Edison service (less a 50% primary Social Security offset). In addition to benefits payable under the pension plan, Boston Edison will pay you additional monies equal to the difference, if any, between your pension plan benefit and the amount you would receive if the attached vesting schedule were used to calculate your pension plan benefit. Any additional monies shall be paid on an unfunded basis from the Company's general funds.

If you purchase a residence in the Boston-Plymouth area on or before January 1, 1988, the Company will provide a lump sum payment of $25,000 toward the purchase price.
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Mr. Ronald A. Ledgett
April 30, 1987
Page 2


If within five years from your date of employment your services are no longer required at Pilgrim Nuclear Station due to the termination of plant operations or Boston Edison Management thereof, we will provide, on an unfunded basis from the Company's general funds, severance pay equal to one year's salary. This provision will not apply if you are offered a comparable position with any successor management at the station.

Upon your acceptance of this offer, we will terminate your consulting contract. Your purchase order will be closed following payment of your April expenses.

I trust this offer is acceptable and ask for your prompt reply. I look forward to you joining our Nuclear team.

                                                               Very truly yours,

                                                          /s/ STEPHEN J. SWEENEY
                                                          ----------------------
                                                              Stephen J. Sweeney

SJS/cab

Attachments (2)


Accepted

/s/ RA LEDGETT
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Dated: 5/4/87

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                          ALTERNATIVE VESTING SCHEDULE
                          ----------------------------



                                              PERCENT OF FINAL 3-YEAR
                     YEARS OF                  AVERAGE SALARY VESTED
                  VESTING SERVICE             FOR PENSION CALCULATION
                  ---------------             -----------------------
                         1                               3
                         2                               6
                         3                               9
                         4                              12
                         5                              15
                         6                              18
                         7                              21
                         8                              24
                         9                              27
                        10                              30
                        11                              33
                        12                              36
                        13                              39
                        14                              42
                        15                              45
                        16                              48
                        17                              51
                        18                              54
                        19                              57
                    20 or more                          60

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